UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 13, 2008

MDU Resources Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3480	41-0423660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 West Century Avenue P.O. Box 5650 Bismarck, North Dakota 58506-5650 (Address of principal executive offices) (Zip Code) Registrant's telephone number, including area code: (701) 530-1000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 13, 2008, the Board of Directors (the "Board") of MDU Resources Group, Inc. (the "Company") approved amendments to the Company's Bylaws, effective November 13, 2008.  The amended Bylaws are filed as Exhibit 3.1 hereto.  A copy of the amended Bylaws marked to show changes from the prior Bylaws is filed as Exhibit 3.2 hereto.

Section 2.02 of the Bylaws, as amended, provides for a majority voting standard for the election of directors in an uncontested election and retains a plurality voting standard in the event the number of nominees exceeds the number of directors to be elected.

Section 2.05 of the Bylaws, as amended, limits the business to be transacted at a special meeting of stockholders to the purpose(s) of the meeting specified in the notice given by or at the direction of the Board and provides that stockholders may not make nominations for director or bring any business before a special meeting of stockholders.

Sections 2.08 and 2.09, as amended, clarify that the provisions of these sections apply to all stockholder proposals, whether or not they are intended to be included in the Company's proxy materials.

Sections 2.08 and 2.09, as amended, change the date by which a stockholder must give notice of a director nomination or other business that the stockholder intends to bring before an annual meeting from 120 days before the first anniversary of the prior year's mail date of the proxy statement to 90 days before the first anniversary of the prior year's meeting date.

Sections 2.08 and 2.09, as amended, require additional information about the proponent and any affiliates, including ownership of and transactions in Company stock and descriptions of any agreements or understandings, including any derivative instruments, which is defined to include profit interests, short positions and hedging transactions, relating to the proponent's, any nominee's or any affiliates' economic interest in or voting power of Company stock; a representation that the proponent is entitled to vote and intends to appear at the annual meeting to make the nomination or present the proposal; and whether the proponent intends to conduct a proxy solicitation.  The proponent must also disclose any agreements or understandings with any person relating to the nomination or the business.

Section 2.08, as amended, requires the proponent to provide additional information about the nominee and any affiliates, including ownership of Company stock and the nominee's qualifications and independence.  The nominee must complete a questionnaire including information of the type required by the Company's directors and officers questionnaires used in connection with the Company's annual meeting and reports to the Securities and Exchange Commission, as well as information on any voting or compensatory agreements the nominee may have.  The questionnaire will also contain an agreement that the nominee, if elected to the Board, will comply with the Company’s Policy on Majority Voting for Directors and with all other corporate governance, conflict of interest, code of conduct and ethics and other policies and guidelines of the Company.

Section 2.09 requires the proponent to describe any agreements or material interest he or she may have relating to the proposal.

Section 7.08 contains severability provisions, which provide that if any portion of the Bylaws should be held invalid or unenforceable, the other portions will remain valid and enforceable.

As amended, the Bylaws will allow stockholders additional time (until January 22, 2009) to give notice to the Company of their intent to propose nominees for director or bring other business before the 2009 annual meeting of stockholders, which is expected to be held on April 28, 2009.  However, this additional time does not apply to proposals stockholders make for inclusion in the Company's proxy materials.  That date, which is governed by the Securities and Exchange Commission's proxy rules, remains the same – November 7, 2008.

Item 9.01                      Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description of Exhibit

3.1	Bylaws of MDU Resources Group, Inc., as amended November 13, 2008

3.2	Bylaws of MDU Resources Group, Inc., as amended November 13, 2008, marked to show changes from the February 14, 2008 Bylaws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 19, 2008

MDU Resources Group, Inc.

By:	/s/ Paul K. Sandness
Paul K. Sandness
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	Bylaws of MDU Resources Group, Inc., as amended November 13, 2008

3.2	Bylaws of MDU Resources Group, Inc., as amended November 13, 2008, marked to show changes from the February 14, 2008 Bylaws